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                                                                  Exhibit 23.01


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the incorporation by reference into the Registration
Statement on Form S-3 filed with the Securities and Exchange Commission on November 17, 2000 (Registration No. 333-50170) (and the Prospectus Supplement to be filed on April 9, 2002) of our report dated September 14, 2001, which appears on page F-2 of the Annual Report on Form 10-KSB of Nanopierce Technologies, Inc. for the year ended June 30, 2001, and to the reference to our Firm under the caption "Experts" in the Prospectus (and the Prospectus Supplement).


/s/ GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
April 8, 2002